Exhibit 1.1

ATMOS ENERGY KANSAS SECURITIZATION I, LLC

ATMOS ENERGY CORPORATION

$95,000,000 SERIES 2023-A SENIOR SECURED SECURITIZED UTILITY TARIFF BONDS

UNDERWRITING AGREEMENT

June 9, 2023

To the Underwriter named in Schedule I hereto

Ladies and Gentlemen:

1. Introduction. Atmos Energy Kansas Securitization I, LLC, a Delaware limited liability company (the “Issuer”), proposes to issue and sell $95,000,000 aggregate principal amount of its Series 2023-A Senior Secured Securitized Utility Tariff Bonds (the “Bonds”), identified in Schedule I hereto. The Issuer and Atmos Energy Corporation, a Texas and Virginia corporation and the Issuer’s direct parent (“Atmos Energy”), hereby confirm their agreement with the Underwriter (as defined below) as set forth herein.

The term “Underwriter” as used in this underwriting agreement (the “Underwriting Agreement”) shall be deemed to mean the entity named in Schedule I hereto.

2. Description of the Bonds. The Bonds will be issued pursuant to an indenture to be dated as of June 20, 2023, as supplemented by one or more series supplements thereto (as so supplemented, the “Indenture”), among the Issuer, U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, as securities intermediary (the “Securities Intermediary”). The Bonds will be senior secured obligations of the Issuer and will be supported by securitized utility tariff property (as more fully described in the Financing Order issued on October 25, 2022 (the “Financing Order”) by the State Corporation Commission of the State of Kansas (“KCC”) relating to the Bonds, the “Securitized Utility Tariff Property”), to be sold to the Issuer by Atmos Energy pursuant to the Securitized Utility Tariff Property Purchase and Sale Agreement, to be dated as of June 20, 2023 between Atmos Energy and the Issuer (the “Sale Agreement”). The Securitized Utility Tariff Property securing the Bonds will be serviced pursuant to the Securitized Utility Tariff Property Servicing Agreement, to be dated as of June 20, 2023 between Atmos Energy, as servicer, and the Issuer, as owner of the Securitized Utility Tariff Property sold to it pursuant to the Sale Agreement (the “Servicing Agreement”).

3. Representations and Warranties of the Issuer. The Issuer represents and warrants to the Underwriter that:

(a) A registration statement on Form SF-1 dated February 28, 2023 (Registration Nos. 333-270078 and 333-270078-01), as amended by Amendment No. 1 thereto dated May 26, 2023 and as amended by Amendment No. 2 thereto dated June 5, 2023, including a prospectus, for the registration under the Securities Act of 1933, as amended (the “Securities Act”) of up to $95,000,000 aggregate principal amount of the Bonds (“Registration Statement Nos. 333-270078 and 333-270078-01”), (i) has been prepared by the Issuer, in its capacity as co-registrant and issuing entity with respect to the Bonds, and Atmos Energy, in its capacity as co-registrant and as sponsor for the Issuer, in conformity with the requirements of the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) promulgated thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act.

(b) The Commission has not issued a stop order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act against the Issuer or related to the offering of the Bonds has been instituted or, to the knowledge of the Issuer, threatened by the Commission. References herein to the term “Registration Statement” shall be deemed to refer to Registration Statement Nos. 333-270078 and 333-270078-01, including any amendment thereto, and any information in a prospectus as amended or supplemented as of the Effective Date (as defined below), deemed or retroactively deemed to be a part thereof pursuant to Rule 430A under the Securities Act (“Rule 430A”) that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Applicable Time (as defined below), which the parties agree is the time of the first contract of sale (as used in Rule 159 under the Securities Act) for the Bonds, and shall be considered the “Effective Date” of the Registration Statement relating to the Bonds. Information contained in a form of prospectus (as amended or supplemented as of the Effective Date) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A. The prospectus relating to the Bonds, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, is referred to herein as the “Prospectus”; and the most recent preliminary prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and that was used after the initial effectiveness of the Registration Statement and prior to the Applicable Time is referred to herein as the “Preliminary Prospectus”. The Preliminary Prospectus and the Issuer Free Writing Prospectuses (as defined below) identified in Section B of Schedule III hereto are referred to herein as the “Pricing Package”.

(c) At the earliest time after the filing of the Registration Statement that (i) the Issuer made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Bonds and (ii) at the date hereof, the Issuer was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(d) At the time the Registration Statement initially became effective, at the time of each amendment (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Bonds, the Registration Statement conformed in all material respects, and the Prospectus, both as of its date and at the Closing Date (as defined in Section 7 below), and the Indenture, at the Closing Date, will conform in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), respectively, and, in each case, the applicable instructions, rules and regulations of the Commission promulgated thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, both as of its date and at the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that none of the foregoing representations and warranties in this paragraph (d) shall apply with respect to information contained therein or omitted therefrom in reliance upon and in conformity with any Underwriter Provided Information (as defined in Section 11(b) below) or to any information contained in or omitted from any Statement of Eligibility on Form T-1 (or amendments thereto) of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or to any statements or omissions made in the Registration Statement or the Prospectus relating to The Depository Trust Company’s (“DTC”) Book-Entry System that are based solely on information contained in published reports of the DTC.

(e) As of the Applicable Time and, if applicable, on the date of its filing, (i) the Preliminary Prospectus and (ii) each Issuer Free Writing Prospectus (as defined below) (other than the Pricing Term Sheet, as defined in Section 5(b) below) and the Intex File (as defined below), when taken together with the Preliminary Prospectus, did not and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the principal amount of the Bonds and the tranche described in the Preliminary Prospectus were subject to completion or change based on market conditions and the interest rate, price to the public and underwriting discounts and commissions, the initial principal balance, the scheduled final payment date, the final maturity date, the expected average life and related security data, proceeds to the Issuer, selling concession, reallowance, discounts, issuance date, the expected amortization schedule and the expected sinking fund schedule for the Bonds as well as certain other information dependent on the foregoing and other pricing related information was not included in the Preliminary Prospectus). The Pricing Package, at the Applicable Time, did not, and at all subsequent times through the completion of the offer and the sale of the Bonds on the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Preliminary Prospectus, the Pricing Term Sheet or any other Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Provided Information. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, relating to the Bonds, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s records pursuant to Rule 433(g) under the Securities Act. References to the term “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act. “Intex File” means the files available at the Intex deal titled “xatmks23a.cdi” concerning the characteristics of the Bonds or Securitized Utility Tariff Property. References to the term “Applicable Time” mean 2:32 PM, Eastern Time, on the date hereof, except that if, subsequent to such Applicable Time, the Issuer, Atmos Energy and the Underwriter have determined that the information contained in the Preliminary Prospectus or any Issuer Free Writing Prospectus issued prior to such Applicable Time included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Issuer, Atmos Energy and the Underwriter have agreed to terminate the old purchase contracts and have entered into new purchase contracts with purchasers of the Bonds, then “Applicable Time” will refer to the first of such times when such new purchase contracts are entered into. The Issuer represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433 under the Securities Act, including timely Commission filing where required, legending and record keeping.

(f) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Bonds on the Closing Date or until any earlier date that the Issuer or Atmos Energy notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development the result of which is that such Issuer Free Writing Prospectus conflicts or would conflict with the information then contained in the Registration Statement or includes or would include any untrue statement of a material fact or, when considered together with the Preliminary Prospectus, omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) Atmos Energy or the Issuer has promptly notified or will promptly notify the Underwriter and (ii) Atmos Energy or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Provided Information.

(g) The Issuer has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act, as amended, with full limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, the Bonds, the Sale Agreement, the Servicing Agreement, the Indenture, the amended and restated limited liability company agreement of the Issuer dated as of May 26, 2023 (the “LLC Agreement”), the administration agreement to be dated as of June 20, 2023 between the Issuer and Atmos Energy (the “Administration Agreement”) and the other agreements and instruments contemplated by the Preliminary Prospectus (collectively, the “Issuer Documents”) and to own its properties and conduct its business as described in the Preliminary Prospectus; the Issuer is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or to be in good standing would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Issuer (an “Issuer Material Adverse Effect”). The Issuer has not conducted and will conduct no business in the future that would be inconsistent with the description of the Issuer’s business set forth in the Preliminary Prospectus; the Issuer is not a party to or bound by any agreement or instrument other than the Issuer Documents and other agreements or instruments incidental to its formation and the Rating Agency Letters (as defined below); the Issuer has no material liabilities or obligations other than those arising out of the transactions contemplated by the Issuer Documents and as described in the Preliminary Prospectus; Atmos Energy is the beneficial owner of all of the limited liability company interests of the Issuer; and based on current law, the Issuer is not classified as an association taxable as a corporation for United States federal income tax purposes.

(h) The issuance and sale of the Bonds by the Issuer, the purchase of the Securitized Utility Tariff Property by the Issuer from Atmos Energy and the consummation of the transactions herein contemplated by the Issuer, and the fulfillment of the terms hereof on the part of the Issuer to be fulfilled, will not result in a violation, or default under (i) the Issuer’s certificate of formation, as amended to date, or the LLC Agreement (collectively, the “Issuer Charter Documents”), (ii) any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement or instrument to which the Issuer is a party or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its properties, except (in the case of clauses (ii) and (iii)) as would not have an Issuer Material Adverse Effect.

(i) The Issuer has all requisite limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement. This Underwriting Agreement has been duly and validly authorized, executed and delivered by the Issuer.

(j) The Issuer is not in violation of the Issuer Charter Documents or other organizational documents or in default in performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Issuer is a party or by which it may be bound, or to which any of the property or assets of the Issuer is subject, except for such defaults that would not result in an Issuer Material Adverse Effect; and the execution, delivery and performance of this Underwriting Agreement, the Indenture, the Bonds, the Sale Agreement, the Servicing Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Issuer in connection with the consummation of the transactions contemplated in each of the most recent Preliminary Prospectus and the Prospectus (including the issuance and sale of the Bonds and the use of the proceeds from the sale of the Bonds as described in each of the most recent Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Issuer with its obligations hereunder and thereunder have been duly authorized by all necessary limited liability company power on the part of the Issuer, nor will such action result in any violation of (i) the provisions of the Issuer Charter Documents or other organizational documents of the Issuer or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Issuer or any of its assets, properties or operations except, with respect to (ii), as would not result in an Issuer Material Adverse Effect.

(k) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending against, or, to the knowledge of the Issuer, threatened against or affecting the Issuer, which is required to be disclosed in the most recent Preliminary Prospectus (other than as disclosed therein), or which might reasonably be expected to result in an Issuer Material Adverse Effect, or which might reasonably be expected to affect the properties, assets or operations of the Issuer, except what does not result in an Issuer Material Adverse Effect, or the consummation of the transactions contemplated in this Underwriting Agreement or the performance by the Issuer of its obligations hereunder.

(l) The Indenture has been duly authorized by the Issuer, and, on the Closing Date, will have been duly executed and delivered by the Issuer and when executed and delivered by the Indenture Trustee and Securities Intermediary will be a valid and binding instrument, enforceable against the Issuer in accordance with its terms except as enforcement thereof may be limited (i) by laws and principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing) affecting the enforcement of creditors’ rights, including, without limitation, bankruptcy, reorganization, insolvency arrangement, fraudulent transfer or conveyance, moratorium, receivership, assignment for the benefit of creditors laws, and (ii) the applicable regulatory requirements (including the approval of the KCC) (collectively, clauses (i) and (ii), the “Enforceability Exceptions”). On the Closing Date, the Indenture will (i) comply as to form in all material respects with the requirements of the Trust Indenture Act and (ii) conform in all material respects to the description thereof in the Preliminary Prospectus and Prospectus.

(m) The Bonds have been duly authorized by the Issuer for issuance and sale to the Underwriter pursuant to this Underwriting Agreement and, when executed by the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered to the Underwriter against payment therefor in accordance with the terms of this Underwriting Agreement, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforceability thereof may be limited by the Enforceability Exceptions, and the Bonds conform in all material respects to the description thereof in the Preliminary Prospectus and Prospectus. The Issuer has all requisite limited liability company power and authority to issue, sell and deliver the Bonds in accordance with and upon the terms and conditions set forth in this Underwriting Agreement and in the Preliminary Prospectus and Prospectus.

(n) Other than any necessary action of the KCC, any filings required under the Securitization Act or Financing Order or as otherwise set forth or contemplated in the Preliminary Prospectus including the filing of the issuance advice letter contemplated by Ordering Paragraph 131 of the Financing Order, no approval, authorization, consent or order of any court or governmental agency or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which the Issuer makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Bonds.

(o) The Issuer is not, and, after giving effect to the sale and issuance of the Bonds and the application of the proceeds thereof as described in the Preliminary Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(p) The Issuer will rely on the exception from the definition of “investment company” under the 1940 Act contained in Section 3(c)(5)(A) under the 1940 Act, although there may be additional exceptions or exemptions available to the Issuer. Based on the foregoing, the Issuer would not be a “covered fund” as defined in §248.10 of the common rule entitled “Proprietary Trading and Certain Interests and Relationships with Covered Funds” (commonly known as the “Volcker Rule”) published in 79 Fed. Reg 21 at 5779-5806.

(q) The nationally recognized accounting firm which has performed certain procedures with respect to certain statistical and structural information contained in the Preliminary Prospectus and the Prospectus, are independent public accountants.

(r) Each of the Sale Agreement, the Servicing Agreement and the Administration Agreement has been duly authorized by the Issuer, and when executed and delivered by the Issuer on or prior to the Closing Date and the other parties thereto, will constitute a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by the Enforceability Exceptions.

(s) The Issuer has complied with the written representations, acknowledgements and covenants (the “17g-5 Representations”) relating to compliance with Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) set forth in the (i) undertaking letter, dated as of December 9, 2022, by Atmos Energy to Fitch (as defined below) and (ii) undertaking letter, dated as of December 16, 2022, by Atmos Energy to Moody’s (as defined below, and together with Fitch, the “Rating Agencies”) and the Issuer (collectively, the “Rating Agency Letters”), other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by the Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

(t) The Issuer will comply, and has complied, in all material respects, with its diligence and disclosure obligations in respect to the Bonds under Rule 193 of the Securities Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB under the Securities Act.

(u) The Bonds are not subject to the risk retention requirements imposed by Section 15G of the Exchange Act.

4. Representations and Warranties of Atmos Energy. Atmos Energy represents and warrants to the Underwriter that:

(a) The Registration Statement Nos. 333-270078 and 333-270078-01 (i) has been prepared by Atmos Energy, in its capacity as co-registrant and sponsor for the Issuer, in conformity with the requirements of the Securities Act and the Rules and Regulations; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act.

(b) The Commission has not issued a stop order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act against Atmos Energy or related to the offering of the Bonds has been instituted or, to the knowledge of Atmos Energy, threatened by the Commission. The Commission has not notified Atmos of any objection to the use of the form of the Registration Statement.

(c) At the earliest time after the filing of the Registration Statement that (i) Atmos Energy made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Bonds and (ii) at the date hereof, Atmos Energy was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(d) At the time the Registration Statement initially became effective, at the time of each amendment (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Bonds, the Registration Statement conformed in all material respects, and the Prospectus, both as of its date and at the Closing Date, and the Indenture, at the Closing Date, will conform in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act, respectively, and, in each case, the applicable instructions, rules and regulations of the Commission promulgated thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, both as of its date and at the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that none of the foregoing representations and warranties in this paragraph (d) shall apply with respect to information contained therein or omitted therefrom in reliance upon and in conformity with any Underwriter Provided Information or to any information contained in or omitted from any Statement of Eligibility on Form T-1 (or amendments thereto) of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or to any statements or omissions made in the Registration Statement or the Prospectus relating to DTC’s Book-Entry System that are based solely on information contained in published reports of the DTC.

(e) As of the Applicable Time and, if applicable, on the date of its filing, (i) the Preliminary Prospectus and (ii) each Issuer Free Writing Prospectus (other than the Pricing Term Sheet) and the Intex File, when taken together with the Preliminary Prospectus, did not and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the principal amount of the Bonds and the tranche described in the Preliminary Prospectus were subject to completion or change based on market conditions, and the interest rate, price to the public and underwriting discounts and commissions, the initial principal balance, the scheduled final payment date, the final maturity date, the expected average life and related security data, proceeds to the Issuer, selling concession, reallowance discounts, issuance date, the expected amortization schedule and the expected sinking fund schedule for the Bonds as well as certain other information dependent on the foregoing and other pricing related information was not included in the Preliminary Prospectus). The Pricing Package, at the Applicable Time, did not, and at all subsequent times through the completion of the offer and the sale of the Bonds on the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Preliminary Prospectus, the Pricing Term Sheet or any other Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Provided Information. Atmos Energy represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433 under the Securities Act, including timely Commission filing where required, legending and record keeping.

(f) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Bonds on the Closing Date or until any earlier date that the Issuer or Atmos Energy notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development the result of which is that such Issuer Free Writing Prospectus conflicts or would conflict with the information then contained in the Registration Statement or includes or would include any untrue statement of a material fact or, when considered together with the Preliminary Prospectus, omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) Atmos Energy or the Issuer has promptly notified or will promptly notify the Underwriter and (ii) Atmos Energy or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Provided Information.

(g) Atmos Energy has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas and the Commonwealth of Virginia and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus, and Atmos

Energy is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse change, or a development known to Atmos Energy involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of Atmos Energy and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Atmos Energy Material Adverse Effect”). Atmos Energy has all requisite power and authority to sell Securitized Utility Tariff Property as described in the Preliminary Prospectus and to otherwise perform its obligation under any Issuer Document to which it is a party. Atmos Energy is the beneficial owner of all of the limited liability company interests of the Issuer.

(h) Atmos Energy has no significant subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X of Atmos Energy.

(i) The transfer by Atmos Energy of all of its rights and interests under the Financing Order relating to the Bonds to the Issuer as provided in the Sale Agreement, the execution, delivery and compliance by Atmos Energy with all of the provisions of the Issuer Documents to which Atmos Energy is a party, and the consummation of the transactions herein contemplated by Atmos Energy, and the fulfillment of the terms hereof on the part of Atmos Energy to be fulfilled, will not result in (i) a breach of any of the terms or provisions of, or constitute a default under, Atmos Energy’s amended and restated certificate of incorporation or amended and restated by-laws (collectively, the “Atmos Energy Charter Documents”), or (ii) a breach of any of the terms of, or constitute a default under, any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement or instrument to which Atmos Energy is now a party, except, in the case of clause (ii), as would not have an Atmos Energy Material Adverse Effect.

(j) Atmos Energy has all requisite corporate power and authority to execute, deliver and perform its obligations under this Underwriting Agreement. This Underwriting Agreement has been duly and validly authorized, executed and delivered by Atmos Energy.

(k) Neither Atmos Energy nor any of its subsidiaries is in violation of the Atmos Energy Charter Documents or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which Atmos Energy or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of Atmos Energy or any of its subsidiaries is subject, except for such defaults that would not result in an Atmos Energy Material Adverse Effect; and the execution, delivery and performance of this Underwriting Agreement, the Bonds, the Sale Agreement, the Servicing Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by Atmos Energy in connection with the consummation of the transactions contemplated in each of the most recent Preliminary Prospectus and the Prospectus (including the issuance and sale of the Bonds and the use of the proceeds from the sale of the Bonds as described in each of the most recent Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by Atmos Energy with its obligations hereunder and thereunder have been duly authorized by all necessary corporate or other action on the part of Atmos Energy, nor will such action result in any violation of (i) the provisions of the Atmos Energy Charter Documents or other organizational documents of Atmos Energy or any subsidiary or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Atmos Energy or any subsidiary or any of their assets, properties or operations except, with respect to (ii), as would not result in an Atmos Energy Material Adverse Effect.

(l) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending against, or, to the knowledge of Atmos Energy, threatened against or affecting Atmos Energy or any of its subsidiaries, which is required to be disclosed in the most recent Preliminary Prospectus (other than as disclosed therein), or which might reasonably be expected to result in an Atmos Energy Material Adverse Effect, or which might reasonably be expected to affect the properties, assets or operations of Atmos Energy and its subsidiaries, except what does not result in an Atmos Energy Material Adverse Effect, or the consummation of the transactions contemplated in this Underwriting Agreement or the performance by Atmos Energy and its subsidiaries of its obligations hereunder.

(m) Neither Atmos Energy, any of its subsidiaries nor, to the knowledge of Atmos Energy, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of Atmos Energy or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment to any foreign or domestic government official or employee, including of any government-owned or controlled entity, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(n) The operations of Atmos Energy and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where Atmos Energy or any of its subsidiaries conducts business, the rules and regulations promulgated thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Atmos Energy or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Atmos Energy, threatened.

(o) Neither Atmos Energy nor any of its subsidiaries, nor, to the knowledge of Atmos Energy, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of Atmos Energy or any of its subsidiaries is currently the subject to any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) (collectively, “Sanctions”); and Atmos Energy will not directly or indirectly use the proceeds of the offering of the Bonds hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is subject to Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. Neither Atmos Energy nor any of its subsidiaries have any operations or transact any business outside of the United States. All of the proceeds from the offering will be used in the United States.

(p) Other than any necessary action of the KCC, any filings required under the Securitization Act or Financing Order or as otherwise set forth or contemplated in the Preliminary Prospectus including the filing of the issuance advice letter contemplated by Ordering Paragraph 131 of the Financing Order, no approval, authorization, consent or order of any court or governmental agency or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which Atmos Energy makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Bonds.

(q) Each of Atmos Energy and each of its subsidiaries is not, and after giving effect to the sale and issuance of the Bonds and the application of the proceeds thereof as described in the Preliminary Prospectus, will not be required to register as an “investment company” within the meaning of the 1940 Act.

(r) Each of Atmos Energy and each of its subsidiaries will rely on the exception from the definition of “investment company” under the 1940 Act contained in Section 3(c)(5)(A) under the 1940 Act, although additional exclusions or exemptions may be available. Based on the foregoing, each of Atmos Energy and each of its subsidiaries would not be a “covered fund” as defined in §248.10 of the common rule entitled “Proprietary Trading and Certain Interests and Relationships with Covered Funds” (commonly known as the “Volcker Rule”) published in 79 Fed. Reg 21 at 5779-5806.

(s) Each of the Sale Agreement, the Servicing Agreement, the Administration Agreement and the LLC Agreement has been duly authorized by Atmos Energy, and when executed and delivered by Atmos Energy on or prior to the Closing Date and the other parties thereto will constitute a valid and legally binding obligation of Atmos Energy, enforceable against Atmos Energy in accordance with its terms, except as the enforceability thereof may be limited by the Enforceability Exceptions.

(t) There are no Kanas transfer taxes related to the transfer of the Securitized Utility Tariff Property or the issuance and sale of the Bonds to the Underwriter pursuant to this Underwriting Agreement required to be paid at or prior to the Closing Date by Atmos Energy or the Issuer.

(u) The nationally recognized accounting firm referenced in Sections 3(q) and 9(r) is a firm of independent public accountants with respect to Atmos Energy as required by the Securities Act and the Rules and Regulations.

(v) Atmos Energy, in its capacity as sponsor with the respect to the Bonds, has caused the Issuer to comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by the Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

(w) Atmos Energy will comply, and has complied, in all material respects, with its diligence and disclosure obligations in respect to the Bonds under Rule 193 of the Securities Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB under the Securities Act.

(x) The Bonds are not subject to the risk retention requirements imposed by Section 15G of the Exchange Act.

5. Investor Communications.

(a) Issuer and Atmos Energy represent and agree that, unless they obtain the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Issuer and Atmos Energy and the Underwriter, it has not made and will not make any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” required to be filed by the Issuer or Atmos Energy, as applicable, with the Commission or retained by the Issuer or Atmos Energy, as applicable, under Rule 433 under the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Pricing Term Sheet and each other Free Writing Prospectus identified in Schedule III hereto.

(b) Atmos Energy and the Issuer (or the Underwriter at the direction of the Issuer) will prepare a final pricing term sheet relating to the Bonds (the “Pricing Term Sheet”), containing only information that describes the final pricing terms of the Bonds and otherwise in a form consented to by the Underwriter, and will file the Pricing Term Sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date such final pricing terms have been established for all classes of the offering of the Bonds. The Pricing Term Sheet is an Issuer Free Writing Prospectus for purposes of this Underwriting Agreement.

(c) The Underwriter may provide to investors one or more of the Free Writing Prospectuses, including the Pricing Term Sheet, subject to the following conditions:

(i) The Underwriter shall not convey or deliver any Written Communication (as defined below) to any person or entity in connection with the initial offering of the Bonds, unless such Written Communication (A) constitutes a prospectus satisfying the requirements of Rule 430A under the Securities Act, or (B)(i) is made in reliance on Rule 134 under the Securities Act, is an Issuer Free Writing Prospectus listed on Schedule III hereto or is an Underwriter Free Writing Prospectus (as defined below) and (ii) such Written Communication is preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act. “Written Communication” has the same meaning as that term is defined in Rule 405 under the Securities Act.

(ii) An “Underwriter Free Writing Prospectus” means any free writing prospectus that contains only preliminary or final terms of the Bonds and is not required to be filed by Atmos Energy or the Issuer pursuant to Rule 433 under the Securities Act and that contains information substantially the same as the information contained in the Preliminary Prospectus or Pricing Term Sheet (including, without limitation, (A) the class, size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status and/or legal maturity date of the Bonds, the weighted average life, expected first and final scheduled payment dates, trade date, settlement date, transaction parties, credit enhancement, logistical details related to the location and timing of access to the roadshow, ERISA eligibility, legal investment status and payment window of one or more tranches of Bonds and (B) a column or other entry showing the status of the subscriptions for the Bonds, both for the Bonds as a whole and for the Underwriter’s retention, and/or expected pricing parameters of the Bonds.

(iii) The Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses and the Pricing Term Sheet, including but not limited to Rules 164 and 433 under the Securities Act.

(iv) All Free Writing Prospectuses provided to investors, whether or not filed with the Commission, shall bear a legend including substantially the following statement:

Atmos Energy Kansas Securitization I, LLC (the “Issuing Entity”) and Atmos Energy Corporation (“Atmos Energy”) have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “Commission”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuing Entity and Atmos Energy have filed with the Commission for more complete information about the Issuing Entity and Atmos Energy and the offering. You may get these documents for free by visiting EDGAR on the Commission’s web site at www.sec.gov. Alternatively, the Issuing Entity, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling J.P. Morgan Securities LLC toll-free at 1-800-408-1016.

(v) The Issuer and the Underwriter shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of, in the case of the Issuer, the Underwriter and, in the case of the Underwriter, the Issuer (which in either case shall not be unreasonably withheld).

(vi) The Underwriter covenants with the Issuer and Atmos Energy that after the Prospectus is available, the Underwriter shall not distribute any written information concerning the Bonds to an investor unless such information is preceded or accompanied by the Prospectus or by notice to the investor that the Prospectus is available for free by visiting EDGAR on the Commission’s website at www.sec.gov.

(vii) The Underwriter covenants that if it shall use an Underwriter Free Writing Prospectus that contains information in addition to (x) “issuer information”, including information with respect to Atmos Energy, as defined in Rule 433(h)(2) under the Securities Act or (y) the information in the Pricing Package, the liability arising from its use of such additional information shall be the sole responsibility of the Underwriter using such Underwriting Free Writing Prospectus unless the Underwriter Free Writing Prospectus (or any information contained therein) was consented to in advance by Atmos Energy; provided, however, that, for the avoidance of doubt, this clause (vii) shall not be interpreted as tantamount to the indemnification obligations contained in Section 11(b) hereof.

(viii) The Underwriter shall not be responsible for any errors or omissions in an Underwriter Free Writing Prospectus to the extent that such error or omission related to or was derived from any information provided by the Issuer or Atmos Energy specifically for inclusion therein.

6. Purchase and Sale. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Issuer shall sell to the Underwriter, and the Underwriter shall purchase from the Issuer, at the time and place herein specified, at the purchase price set forth in Schedule I hereto, the principal amount of the Bonds set forth opposite the Underwriter’s name in Schedule II hereto. The Underwriter agrees to make a public offering of the Bonds. The Issuer shall pay (in the form of a discount to the principal amount of the offered Bonds) to the Underwriter a commission equal to $500,000.00.

7. Time and Place of Closing. Delivery of the Bonds against payment of the aggregate purchase price therefor by wire transfer in federal funds shall be made at the place, on the date and at the time specified in Schedule I hereto, or at such other place, time and date as shall be agreed upon in writing by the Issuer and the Underwriter. The hour and date of such delivery and payment are herein called the “Closing Date”. The Bonds shall be delivered to DTC or to the Securities Intermediary, as custodian for DTC, in fully registered global form registered in the name of Cede & Co., for the respective accounts specified by the Underwriter not later than the close of business on the business day preceding the Closing Date or such other time as may be agreed upon by the Underwriter. The Issuer agrees to make the Bonds available to the Underwriter for checking purposes not later than 1:00 P.M. New York Time on the last business day preceding the Closing Date at the place specified for delivery of the Bonds in Schedule I hereto, or at such other place as the Issuer may specify.

8. Covenants.

(a) Covenants of the Issuer. The Issuer covenants and agrees with the Underwriter that:

(i) The Issuer will upon request promptly deliver to the Underwriter and Counsel for the Underwriter (as defined below) a conformed copy of the Registration Statement, certified by an officer of the Issuer to be in the form as originally filed and all amendments thereto.

(ii) The Issuer will deliver to the Underwriter, as soon as practicable after the date hereof, as many copies of the Preliminary Prospectus and Prospectus as the Underwriter may reasonably request.

(iii) The Issuer will cause or has caused the Prospectus to be filed with the Commission pursuant to Rule 424 under the Securities Act as soon as practicable and will advise the Underwriter of any stop order suspending the effectiveness of the Registration Statement or preventing the use of the Registration Statement, or the institution of any proceeding therefor of which the Issuer shall have received notice. The Issuer will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Issuer has complied and will comply with Rule 433 and Rule 163B under the Securities Act in connection with the offering of the Bonds.

(iv) If, during such period of time (not exceeding nine months) after the Prospectus has been filed with the Commission pursuant to Rule 424 under the Securities Act as in the opinion of Counsel for the Underwriter a prospectus covering the Bonds is required by law to be delivered in connection with sales by the Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event relating to or affecting the Issuer, the Bonds or the Securitized Utility Tariff Property or of which the Issuer shall be advised in writing by the Underwriter shall occur that in the Issuer’s reasonable judgment after consultation with its counsel should be set forth in a supplement to, or an amendment of the Pricing Package or the Prospectus in order to make the Pricing Package or the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Issuer will, at its expense, amend or supplement the Pricing Package or the Prospectus by either (A) preparing and furnishing to the Underwriter at the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Pricing Package or the Prospectus or (B) making an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Pricing Package or the Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Pricing Package or the Prospectus is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), not misleading; provided that should such event relate solely to the activities of the Underwriter, then the Underwriter shall assume the expense of preparing and furnishing any such amendment or supplement. The Issuer will also fulfill its obligations set out in Section 3(f) above. The Issuer will advise the Underwriter promptly in writing when any supplement to the Pricing Package, the Prospectus or any amendment to the Prospectus has been filed or distributed.

(v) The Issuer will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue-sky laws of the states of the United States as the Underwriter may designate; provided that the Issuer shall not be required to qualify as a foreign limited liability company or dealer in securities, to file any consents to service of process under the laws of any jurisdiction, or meet any other requirements deemed by the Issuer to be unduly burdensome.

(vi) The Issuer will, except as herein provided, pay or cause to be paid all expenses and taxes (except transfer taxes) in connection with (i) the preparation and filing by it of the Registration Statement, Preliminary Prospectus and Prospectus (including any amendments and supplements thereto) and any Issuer Free Writing Prospectuses, (ii) the issuance and delivery of the Bonds as provided in Section 7 hereof (including, without limitation, certain reasonable fees and disbursements of Counsel for the Underwriter and all trustee, rating agency and KCC advisor fees), (iii) the qualification of the Bonds under blue-sky laws (including counsel fees not to exceed $15,000), (iv) the printing and delivery to the Underwriter of reasonable quantities of the Registration Statement and, except as provided in Section 8(a)(iv) hereof, of the Pricing Package and Prospectus. If the obligation of the Underwriter to purchase the Bonds terminates in accordance with the provisions of Sections 9, 10 or 12 hereof, the Issuer (i) will reimburse the Underwriter for the reasonable fees and disbursements of Counsel for the Underwriter, and (ii) will reimburse the Underwriter for its reasonable out-of-pocket expenses, such out-of-pocket expenses in an aggregate amount not exceeding $200,000, incurred in contemplation of the performance of this Underwriting Agreement. The Issuer shall not in any event be liable to the Underwriter for damages on account of loss of anticipated profits.

(vii) During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, the Issuer will not, without the prior written consent of the Underwriter, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(viii) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(v) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Issuer on or after the Closing Date, the Issuer shall take all reasonable action to furnish such documents and take such other actions.

(ix) For a period from the date of this Underwriting Agreement until the retirement of the Bonds or until such time as the Underwriter shall cease to maintain a secondary market in the Bonds, whichever occurs first, the Issuer shall file with the Commission, and to the extent permitted by and consistent with the Issuer’s obligations under applicable law, make available on the website associated with the Issuer’s parent, such periodic reports, if any, as are required (without regard to the number of holders of Bonds to the extent permitted by and consistent with the Issuer’s obligations under applicable law) from time to time under Section 13 or Section 15(d) of the Exchange Act; provided that the Issuer shall not voluntarily suspend or terminate its filing obligations with the Commission unless permitted under applicable law and the terms of the Issuer Documents. The Issuer shall also, to the extent permitted by and consistent with the Issuer’s obligations under applicable law, include in the periodic and other reports to be filed with the Commission as provided above or posted on the website associated with the Issuer’s parent, such information as required by Section 3.07(g) of the Indenture with respect to the Bonds. To the extent that the Issuer’s obligations are terminated or limited by an amendment to Section 3.07(g) of the Indenture, or otherwise, such obligations shall be correspondingly terminated or limited hereunder.

(x) The Issuer and Atmos Energy will not file any amendment to the Registration Statement or amendment or supplement to the Prospectus or amendment or supplement to the Pricing Package during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without prior notice to the Underwriter, or to which Hunton Andrews Kurth LLP, who are acting as counsel for the Underwriter (“Counsel for the Underwriter”), shall reasonably object by written notice to Atmos Energy and the Issuer.

(xi) So long as any of the Bonds are outstanding, the Issuer will furnish to the Underwriter, if and to the extent not posted on EDGAR or the Issuer or its affiliate’s website, (A) as soon as available, a copy of each report of the Issuer filed with the Commission under the Exchange Act or mailed to the holders of the Bonds (to the extent such reports are not publicly available on the Commission’s website), (B) upon request, a copy of any filings with the KCC pursuant to the Financing Order including, but not limited to, any issuance advice letter or any semi-annual, interim or quarterly True-Up Adjustment filings, and (C) from time to time, any information concerning the Issuer as the Underwriter may reasonably request.

(xii) So long as the Bonds are rated by any Rating Agency, the Issuer will comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by the Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

(b) Covenants of Atmos Energy. Atmos Energy covenants and agrees with the Underwriter that, to the extent that the Issuer has not already performed such act pursuant to Section 8(a):

(i) To the extent permitted by applicable law and the agreements and instruments that bind Atmos Energy, Atmos Energy will use its reasonable best efforts to cause the Issuer to comply with the covenants set forth in Section 8(a) hereof.

(ii) Atmos Energy will use its reasonable best efforts to prevent the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing the use of the Registration Statement, and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) If, during such period of time (not exceeding nine months) after the Prospectus has been filed with the Commission pursuant to Rule 424 under the Securities Act as in the opinion of Counsel for the Underwriter a prospectus covering the Bonds is required by law to be delivered in connection with sales by the Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event relating to or affecting Atmos Energy, the Bonds or the Securitized Utility Tariff Property or of which Atmos Energy shall be advised in writing by the Underwriter shall occur that in Atmos Energy’s reasonable judgment after consultation with its counsel should be set forth in a supplement to, or an amendment of, the Pricing Package or the Prospectus in order to make the Pricing Package or the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), Atmos Energy will cause the Issuer, at Atmos Energy’s or the Issuer’s expense, to amend or supplement the Pricing Package or the Prospectus by either (A) preparing and furnishing to the Underwriter at Atmos Energy’s or the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Pricing Package or the Prospectus or (B) causing the Issuer to make an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Pricing Package or the Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Pricing Package or the Prospectus is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), not misleading; provided that should such event relate solely to the activities of the Underwriter, then it shall assume the expense of preparing and furnishing any such amendment or supplement. Atmos Energy will also fulfill its obligations set out in Section 4(f). Atmos Energy will cause Issuer to advise the Underwriter promptly in writing when any supplement to the Pricing Package, the Prospectus, or any amendment to the Prospectus has been filed or distributed.

(iv) To the extent not paid by the Issuer pursuant to Section 8(a)(vi) hereof, Atmos will, except as herein provided, pay or cause to be paid all expenses and taxes (except transfer taxes) in connection with (i) the preparation and filing by it of the Registration Statement, Preliminary Prospectus and Prospectus (including any amendments and supplements thereto) and any Issuer Free Writing Prospectuses, (ii) the issuance and delivery of the Bonds as provided in Section 7 hereof (including, without limitation, certain reasonable fees and disbursements of Counsel for the Underwriter and all trustee, rating agency and KCC advisor fees), (iii) the qualification of the Bonds under blue-sky laws (including counsel fees not to exceed $15,000), (iv) the printing and delivery to the Underwriter of reasonable quantities of the Registration Statement and, except as provided in Section 8(a)(iv) hereof, of the Pricing Package and Prospectus. If the obligation of the Underwriter to purchase the Bonds terminates in accordance with the provisions of Sections 9, 10 or 12 hereof, Atmos Energy, to the extent not paid by the Issuer pursuant to Section 8(a)(vi), (i) will reimburse the Underwriter for the reasonable fees and disbursements of Counsel for the Underwriter, and (ii) will reimburse the Underwriter for its reasonable out-of-pocket expenses, such out-of-pocket expenses in an aggregate amount not exceeding $200,000, less any amounts paid by the Issuer pursuant to Section 8(a)(vi), incurred in contemplation of the performance of this Underwriting Agreement. Atmos Energy shall not in any event be liable to the Underwriter for damages on account of loss of anticipated profits.

(v) During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, Atmos Energy will not, without the prior written consent of the Underwriter, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(vi) Atmos Energy will cause the proceeds for the issuance and sale of the Bonds to be applied for the purposes described in the Preliminary Prospectus.

(vii) As soon as practicable, but not later than 16 months, after the date hereof, Atmos Energy will make generally available (by posting on its website or otherwise) to its security holders, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

(viii) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(v) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by Atmos Energy on or after the Closing Date, Atmos Energy shall take all reasonable action to furnish such documents and take such other actions.

(ix) The initial Securitized Utility Tariff Charge will be calculated in accordance with the Financing Order.

(x) Atmos Energy will not file any amendment to the Registration Statement or amendment or supplement to the Prospectus or amendment or supplement to the Pricing Package during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without prior notice to the Underwriter or to which Counsel for the Underwriter shall reasonably object by written notice to Atmos Energy.

(xi) So long as any of the Bonds are outstanding, Atmos Energy, in its capacity as sponsor with respect to the Bonds, will cause the Issuer to furnish to the Underwriter, if and to the extent not posted on EDGAR or Atmos Energy’s or its affiliate’s website, (A) upon request, a copy of any filings with the KCC pursuant to the Financing Order including, but not limited to any issuance advice letter, any semi-annual, interim or quarterly true-up adjustment filings, and (B) from time to time, any public financial information in respect of Atmos Energy, or any material information regarding the Securitized Utility Tariff Property to the extent it is reasonably available (other than confidential or proprietary information) concerning the Issuer as the Underwriter may reasonably request.

(xii) So long as the Bonds are rated by a Rating Agency, Atmos Energy, in its capacity as sponsor with respect to the Bonds, will cause the Issuer to comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by the Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

9. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Bonds shall be subject to the accuracy of the representations and warranties on the part of the Issuer and Atmos Energy contained in this Underwriting Agreement, on the part of Atmos Energy contained in Article III of the Sale Agreement, and on the part of Atmos Energy contained in Section 6.01 of the Servicing Agreement as of the Closing Date, to the accuracy of the statements of the Issuer and Atmos Energy made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and Atmos Energy of their obligations hereunder, and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424 under the Securities Act prior to 5:30 P.M., New York time, on the second business day after the date of this Underwriting Agreement. In addition, all material required to be filed by the Issuer or Atmos Energy pursuant to Rule 433(d) under the Securities Act that was prepared by either of them or that was prepared by any Underwriter and timely provided to the Issuer or Atmos Energy shall have been filed with the Commission within the applicable time period prescribed for such filing by such Rule 433(d) under the Securities Act.

(b) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date; and the Underwriter shall have received one or more certificates, dated the Closing Date and signed by an officer of Atmos Energy and the Issuer, as appropriate, to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before, or to the knowledge of Atmos Energy or the Issuer, as the case may be, threatened by, the Commission.

(c) Hunton Andrews Kurth LLP, as Counsel for the Underwriter, shall have furnished to the Underwriter their written opinion, dated the Closing Date, with respect to the issuance and sale of the Bonds, the Indenture, the other Issuer Documents, the Registration Statement and other related matters; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d) Richards, Layton & Finger, P.A., Delaware counsel for the Issuer, shall have furnished to the Underwriter their written opinion, in form and substance reasonably satisfactory to the Underwriter, dated the Closing Date, regarding the filing of a voluntary bankruptcy petition.

(e) Richards, Layton & Finger, P.A., Delaware counsel for the Issuer, shall have furnished to the Underwriter their written opinion, in form and substance reasonably satisfactory to the Underwriter, dated the Closing Date, regarding certain Delaware Uniform Commercial Code matters.

(f) Richards, Layton & Finger, P.A., Delaware counsel for the Issuer, shall have furnished to the Underwriter their written opinion, in form and substance reasonably satisfactory to the Underwriter, dated the Closing Date, regarding other corporate matters.

(g) Sidley Austin LLP, counsel for the Issuer and Atmos Energy, shall have furnished to the Underwriter their written opinion, in form and substance reasonably satisfactory to the Underwriter, regarding securities laws and other matters.

(h) Sidley Austin LLP, counsel for the Issuer and Atmos Energy, shall have furnished to the Underwriter their written opinion, in form and substance reasonably satisfactory to the Underwriter, dated the Closing Date, regarding certain bankruptcy and creditors rights issues relating to the Issuer.

(i) Sidley Austin LLP, counsel for the Issuer and Atmos Energy, shall have furnished to the Underwriter their written opinion, in form and substance reasonably satisfactory to the Underwriter, dated the Closing Date, as to certain Federal constitutional matters relating to the Securitized Utility Tariff Property.

(j) Sidley Austin LLP, counsel for the Issuer and Atmos Energy, shall have furnished to the Underwriter their written opinion, in form and substance reasonably satisfactory to the Underwriter, dated the Closing Date, with respect to additional corporate, creditors rights and federal income tax matters relating to the Issuer and the Bonds.

(k) Husch Blackwell LLP, Kansas constitutional law counsel for the Issuer and Atmos Energy, shall have furnished to the Underwriter their written opinion, in form and substance reasonably satisfactory to the Underwriter, regarding certain Kansas constitutional matters relating to the Securitized Utility Tariff Property.

(l) Anderson & Byrd, Kansas regulatory for the Issuer and Atmos Energy, shall have furnished to the Underwriter their opinion, in form and substance reasonably satisfactory to the Underwriter, dated the Closing Date, regarding certain Kansas regulatory issues.

(m) Anderson & Byrd, Kansas regulatory counsel for Atmos Energy and the Issuer, shall have furnished to the Underwriter their written opinion, in form and substance reasonably satisfactory to the Underwriter, dated the Closing Date, with respect to the characterization of the transfer of the Securitized Utility Tariff Property by Atmos Energy to the Issuer as a “true sale” for Kansas law purposes.

(n) Anderson & Byrd, Kansas regulatory counsel for Atmos Energy and the Issuer shall have furnished to the Underwriter their written opinion, in form and substance reasonably satisfactory to the Underwriter, regarding various issues, including enforceability, certain Kansas regulatory law matters, including security interest creation, perfection and priority issues under the Securitization Law and the Kansas UCC.

(o) Chapman and Cutler LLP, counsel for the Indenture Trustee, shall have furnished to the Underwriter their written opinion, in form and substance reasonably satisfactory to the Underwriter, dated the Closing Date, regarding certain matters relating to the Indenture Trustee.

(p) Triplett Woolf Garretson, LLC, special Kansas tax counsel for the Issuer and Atmos Energy, shall have furnished to the Underwriter their written opinion, in form and substance reasonably satisfactory to the Underwriter, dated the Closing Date, regarding certain Kansas income tax matters.

(q) Hunton Andrews Kurth LLP, in its limited capacity as special Virginia counsel to Atmos Energy, shall have furnished to the Underwriter their written opinion, in form and substance reasonably satisfactory to the Underwriter, dated the Closing Date, regarding certain corporate matters relating to Atmos Energy.

(r) On or before the date of this Underwriting Agreement and on or before the Closing Date, a nationally recognized accounting firm reasonably acceptable to the Underwriter shall have furnished to the Underwriter one or more reports regarding certain calculations and computations relating to the Bonds, in form or substance reasonably satisfactory to the Underwriter, in each case in respect of which the Underwriter shall have made specific requests therefor and shall have provided acknowledgment or similar letters to such firm reasonably necessary in order for such firm to issue such reports.

(s) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Preliminary Prospectus and the Prospectus, there shall not have been any change specified in the certificates required by subsection (w) of this Section 9 which is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Bonds as contemplated by the Registration Statement and the Prospectus.

(t) The LLC Agreement, the Administration Agreement, the Sale Agreement, the Servicing Agreement and the Indenture and any amendment or supplement to any of the foregoing shall have been executed and delivered.

(u) Since the respective dates as of which information is given in each of the Registration Statement and in the Preliminary Prospectus and as of the Closing Date there shall have been no (i) material adverse change in the business, property or financial condition of Atmos Energy and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or of the Issuer or (ii) adverse development concerning the business or assets of Atmos Energy and its subsidiaries, taken as a whole, or of the Issuer which would be reasonably likely to result in an Atmos Energy Material Adverse Effect or Issuer Material Adverse Effect, as the case may be, or (iii) development which would be reasonably likely to result in a material adverse change, in the Securitized Utility Tariff Property, the Bonds or the Financing Order.

(v) At the Closing Date, (i) the Bonds shall be rated at least the ratings set forth in the Pricing Term Sheet by Fitch Ratings, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”), respectively, and the Issuer shall have delivered to the Underwriter a letter from each such rating agency, or other evidence satisfactory to the Underwriter, confirming that the Bonds have such ratings, and (ii) none of Fitch and Moody’s shall have, since the date of this Underwriting Agreement, downgraded or publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Bonds.

(w) The Issuer and Atmos Energy shall have furnished or caused to be furnished to the Underwriter at the Closing Date certificates of officers of Atmos Energy and the Issuer, reasonably satisfactory to the Underwriter, as to the accuracy of the representations and warranties of the Issuer and Atmos Energy herein, in the Sale Agreement, Servicing Agreement and the Indenture at and as of the Closing Date, as to the performance by the Issuer and Atmos Energy of all of their obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (b) and (v) of this Section and as to such other matters as the Underwriter may reasonably request.

(x) An issuance advice letter, in a form consistent with the provisions of the Financing Order, shall have been filed with the KCC and shall have become effective.

(y) On or prior to the Closing Date, the Issuer shall have delivered to the Underwriter evidence, in form and substance reasonably satisfactory to the Underwriter, that appropriate filings have been or are being made in accordance with Kansas Utility Financing and Securitization Act, codified at K.S.A. §§ 66-1,240 - 66-1,253, the Financing Order and other applicable law reflecting the grant of a security interest by the Issuer in the collateral relating to the Bonds to the Indenture Trustee, including the filing of the requisite financing statements in the UCC records of the office of the Secretary of State of the State of Kansas.

(z) On or prior to the Closing Date, Atmos Energy shall have funded the capital subaccount of the Issuer with cash in an amount equal to $475,000.

(aa) The Issuer and Atmos Energy shall have furnished or caused to be furnished or agree to furnish to the Rating Agencies at the Closing Date such opinions and certificates as the Rating Agencies shall have reasonably requested prior to the Closing Date.

Any opinion letters delivered on the Closing Date to the Rating Agencies beyond those being delivered to the Underwriter above shall either (x) include the Underwriter as addressee or (y) be accompanied by reliance letters addressed to the Underwriter referencing such letters.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinion letters and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and Counsel for the Underwriter, all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

10. Conditions of Issuer’s Obligations. The obligation of the Issuer to deliver the Bonds shall be subject to the conditions that no stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date and no proceeding for that purpose shall be pending before, or threatened by, the Commission at the Closing Date and the issuance advice letter described in Section 9(x) shall have become effective. In case these conditions shall not have been fulfilled, this Underwriting Agreement may be terminated by the Issuer upon notice thereof to the Underwriter. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 8(a)(vi) and 11 hereof.

11. Indemnification and Contribution.

(a) Atmos Energy and the Issuer, jointly and severally, shall indemnify and hold harmless the Underwriter, its directors, officers, agents, affiliates and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Bonds), to which the Underwriter, director, officer, agent, affiliate, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the Preliminary Prospectus, the Pricing Package, the Intex File, the Prospectus or in any amendment or supplement thereto and (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Registration Statement, the Preliminary Prospectus, the Pricing Package, the Intex File, the Prospectus or any Issuer Free Writing Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter and each such director, officer, employee, agent, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, director, officer, employee, agent, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Atmos Energy and the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, the Pricing Package, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto, in reliance upon and in conformity with the Underwriter Provided Information. The foregoing indemnity agreement is in addition to any liability which Atmos Energy and the Issuer may otherwise have to the Underwriter or to any director, officer, employee, agent, affiliate or controlling person of the Underwriter.

(b) The Underwriter shall indemnify and hold harmless Atmos Energy and the Issuer, and each of their respective directors, managers, officers, agents and employees, and each person, if any, who controls Atmos Energy or the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage, liability or expense (including reasonable attorney’s fees and expenses relating to investigating or defending or preparing to defend), or any action in respect thereof, to which Atmos Energy or the Issuer, or any such director, manager, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Pricing Package, the Prospectus or any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Registration Statement, the Preliminary Prospectus, the Pricing Package, the Prospectus or any Issuer Free Writing Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to Atmos Energy through the Underwriter by or on behalf of the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Schedule IV of this Agreement (“Underwriter Provided Information”). The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Atmos Energy, or any such director, officer, employee, agent, affiliate or controlling person.

(c) Promptly after receipt of notice by an indemnified party under this Section 11 of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 11 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 11. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 11 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ such other counsel as the indemnified party may deem necessary, and the indemnifying party shall bear the reasonable legal or other expenses of such other counsel if (i) the indemnifying party shall have agreed; (ii) the indemnifying party has failed within a reasonable time to assume the defense of and retain counsel reasonably satisfactory to the indemnified party; or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, further, however, that the indemnifying party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the legal or other expenses of more than one separate firm of attorneys (in addition to one local counsel in each jurisdiction) for all of the indemnified parties, which firm shall be designated in writing by Atmos Energy or the Underwriter, as applicable, and that all such legal or other expenses shall be reimbursed as they are incurred. No indemnifying party shall (i) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, provided that such unconditional release may be subject to parallel release by a claimant or plaintiff of such indemnified party, and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent, but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 11 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 11(a) or 11(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by Atmos Energy, on the one hand, and the Underwriter, on the other, from the offering of the Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Atmos Energy, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by Atmos Energy or the Issuer, on the one hand, and the Underwriter, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Bonds purchased under this Underwriting Agreement (before deducting expenses) received by Atmos Energy and the Issuer, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the aggregate principal amount of Bonds purchased under this Underwriting Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Atmos Energy and the Issuer or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. Atmos Energy, the Issuer and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for purposes of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action. Notwithstanding the provisions of this Section 11(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total underwriting discount and commission received by the Underwriter with respect to the offering of the Bonds underwritten by it exceeds the amount of any damages that the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

12. Termination. This Underwriting Agreement may be terminated, at any time prior to the Closing Date with respect to the Bonds by the Underwriter by written notice to the Issuer if after the date hereof and at or prior to the Closing Date (a) there shall have occurred any general suspension of trading in securities on the New York Stock Exchange (“NYSE”) or there shall have been established by the NYSE, or by the Commission any general limitation on prices for such trading or any general restrictions on the distribution of securities, or a general banking moratorium declared by New York or federal authorities or (b) there shall have occurred any (i) material outbreak or escalation of hostilities (including, without limitation, an act of terrorism) or (ii) declaration by the United States of war or national or international calamity or crisis, including, but not limited to, a material escalation of hostilities or a calamity that existed prior to the date of this Underwriting Agreement or (iii) material adverse change in the financial markets in the United States, and the effect of any such event specified in clause (a) or (b) above on the financial markets of the United States shall be such as to materially and adversely affect, in the reasonable judgment of the Underwriter, their ability to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated by the Prospectus. Any termination hereof pursuant to this Section 12 shall be without liability of any party to any other party except as otherwise provided in Sections 8(a)(vi) and 11 hereof.

13. Representations, Warranties and Covenants of the Underwriter. The Underwriter represents, warrants and agrees with the Issuer and Atmos Energy that, unless the Underwriter obtained, or will obtain, the prior written consent of the Issuer or Atmos Energy, it (x) has not delivered, and will not deliver, any Rating Information (as defined below) to any Rating Agency until and unless the Issuer or Atmos Energy advises the Underwriter that such Rating Information is posted to password-protected website maintained by the Servicer pursuant to paragraph (a)(3)(iii)(B) of Rule 17g-5 under the Exchange Act in the same form as it will be provided to such Rating Agency, and (y) has not participated, and will not participate, with any

Rating Agency in any oral communication of any Rating Information without the participation of a representative of the Issuer or Atmos Energy. For purposes of this Section 13, “Rating Information” means any information provided to a Rating Agency for the purpose of determining an initial credit rating on the Bonds.

14. Absence of Fiduciary Relationship. Each of the Issuer and Atmos Energy acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Issuer and Atmos Energy with respect to the offering of the Bonds contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer or Atmos Energy. Additionally, the Underwriter is not advising the Issuer or Atmos Energy as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer and Atmos Energy shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Issuer or Atmos Energy with respect thereto. Any review by the Underwriter of the Issuer or Atmos Energy, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Issuer or Atmos Energy.

15. Notices. All communications hereunder will be in writing and may be given by United States mail, courier service, telecopy, telefax or facsimile (confirmed by telephone or in writing in the case of notice by telecopy, telefax or facsimile) or any other customary means of communication, and any such communication shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, and if sent to the Underwriter, to it at the address specified in Schedule I hereto; and if sent to Atmos Energy, to it at 1800 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, Texas 75240, Fax: (972) 855-3080, Attention: General Counsel; and if sent to the Issuer, to it at 1800 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, Texas 75240, Attention: Manager. The parties hereto, by notice to the others, may designate additional or different addresses for subsequent communications.

16. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 11 hereof, and no other person will have any right or obligation hereunder.

17. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York.

18. Counterparts. This Underwriting Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Underwriting Agreement or any document to be signed in connection with this Underwriting Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

19. Integration. This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer, Atmos Energy and the Underwriter, or any of them, with respect to the subject matter hereof.

20. Recognition of the U.S. Special Resolution Regimes

(a) In the event that the Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Underwriter that is a Covered Entity or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Underwriting Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among Atmos Energy, the Issuer and the Underwriter.

Very truly yours,

ATMOS ENERGY CORPORATION

By:	/s/ Daniel M. Meziere
Name:	Daniel M. Meziere
Title:	VP Investor Relations & Treasurer

ATMOS ENERGY KANSAS SECURITIZATION I, LLC

By:	/s/ Christopher T. Forsythe
Name:	Christopher T. Forsythe
Title:	Manager

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter as of the date specified in Schedule I hereto.

J.P. MORGAN SECURITIES LLC

By:	/s/ Marquis Gilmore
Name:	Marquis Gilmore
Title:	Managing Director

SCHEDULE I

Underwriting Agreement dated June 9, 2023

Registration Statement Nos. 333-270078 and 333-270078-01

Underwriter: J.P. Morgan Securities LLC

c/o J.P. Morgan Securities LLC

Address:   383 Madison Avenue

     New York, New York 10179

Attention: Mark Gilmore

Title, Purchase Price and Description of Bonds:

Title: Atmos Energy Kansas Securitization I, LLC Series 2023-A Senior Secured Securitized Utility Tariff Bonds,

Tranche	Principal Amount Offered	Interest Rate	Initial Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer (Before Expenses)
A	$95,000,000	5.155%	99.98246%	$500,000	$94,483,337

Original Issue Discount (if any):	$16,663

Redemption provisions:	None

Other provisions:	None

Closing Date, Time and Location:	June 20, 2023, 9:00 a.m.; offices of Sidley Austin LLP, 1000 Louisiana Street, Suite 5900, Houston, Texas 77002 and simultaneously in the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166

I-1

SCHEDULE II

Principal Amount of Bonds to be Purchased

Underwriter	A
J.P. Morgan Securities LLC	$95,000,000
Total	$95,000,000

II-1

SCHEDULE III

Schedule of Issuer Free Writing Prospectuses

A.	Free Writing Prospectuses not required to be filed

Electronic Road Show, June 6, 2023 through June 9, 2023

Intex File

Information consistent with the Preliminary Prospectus and Prospectus included in the Bloomberg pricing message, dated June 9, 2023

B.	Free Writing Prospectuses required to be filed pursuant to Rule 433

Preliminary Term Sheet, dated June 6, 2023

Pricing Term Sheet, dated June 9, 2023

III-1

SCHEDULE IV

Descriptive List of Underwriter Provided Information

A.	Preliminary Prospectus

(a) under the heading “PLAN OF DISTRIBUTION” in the Preliminary Prospectus: (i) the paragraph immediately under “The Underwriter’s Sales Price for the Securitized Utility Tariff Bonds”; (ii) the third sentence under the caption “No Assurance as to Resale Price or Resale Liquidity for the Securitized Utility Tariff Bonds”; (iii) the entire first full paragraph under the caption “Various Types of Underwriter Transactions that May Affect the Price of the Securitized Utility Tariff Bonds” (except the last sentence thereof); and (iv) the second sentence of the second full paragraph and the last sentence of the fifth full paragraph under the caption “Various Types of Underwriter Transactions that May Affect the Price of the Securitized Utility Tariff Bonds”; and (b) under the heading “Other risks associated with an investment in the securitized utility tariff bonds” in the Preliminary Prospectus, the first sentence under the caption “The absence of a secondary market for the securitized utility tariff bonds might limit your ability to resell the securitized utility tariff bonds.”

B.	Prospectus

(a) under the heading “PLAN OF DISTRIBUTION” in the Prospectus: (i) the paragraph immediately under “The Underwriter’s Sales Price for the Securitized Utility Tariff Bonds”; (ii) the third sentence under the caption “No Assurance as to Resale Price or Resale Liquidity for the Securitized Utility Tariff Bonds”; (iii) the entire first full paragraph under the caption “Various Types of Underwriter Transactions that May Affect the Price of the Securitized Utility Tariff Bonds” (except the last sentence thereof); and (iv) the second sentence of the second full paragraph and the last sentence of the fifth full paragraph under the caption “Various Types of Underwriter Transactions that May Affect the Price of the Securitized Utility Tariff Bonds”; and (b) under the heading “Other risks associated with an investment in the securitized utility tariff bonds” in the Prospectus, the first sentence under the caption “The absence of a secondary market for the securitized utility tariff bonds might limit your ability to resell the securitized utility tariff bonds.”

IV-1